                                                                 EXHIBIT 2.1


================================================================================







                            ASSET PURCHASE AGREEMENT


                                    BETWEEN


                                IT NETWORK, INC.

                                      AND


                           BRITE VOICE SYSTEMS, INC.





                               SEPTEMBER 23, 1997






================================================================================

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I -- TERMS OF THE TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Certain Additional Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.3     Assets to be Transferred . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         1.4     Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         1.5     Instruments of Conveyance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         1.6     Purchase Price and Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         1.7     Allocation of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         1.8     Liabilities Assumed by Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         1.9     Liabilities Not Assumed by Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE II -- DEPOSIT SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.1     The Deposit Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.2     Disposition of Deposit Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         2.3     Certain Sales Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE III -- CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.1     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.2     Deliveries by Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.3     Deliveries by Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.1     Corporate Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.2     Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.3     Authority Relative to This Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.4     Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.5     Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.6     Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         4.7     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.8     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         4.9     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.10    Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.11    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.12    Sufficiency and Condition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.13    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.14    Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.15    Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.16    Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.17    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.18    Brokerage Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.19    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.20    Representations and Warranties on Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE V -- REPRESENTATIONS AND WARRANTIES OF BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.1     Corporate Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.2     Authority Relative to This Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.3     Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.4     Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.5     Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.6     Brokerage Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.7     Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.8     Representations and Warranties on Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VI -- CONDUCT OF BUSINESS PENDING CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.1     Conduct and Preservation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.2     Restrictions on Certain Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VII -- ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7.1     Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7.2     Access to Information; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         7.3     Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.4     Third Party Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.5     Reasonable Best Efforts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.6     HSR Act Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.7     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         7.8     Noncompetition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         7.9     Employee and Employee Benefit Plan Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.10    Transfer of Certain Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         7.11    Amendment of Schedules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.12    Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.13    Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.14    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.15    Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.16    Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE VIII -- CONDITIONS TO OBLIGATIONS OF SELLER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         8.1     Representations and Warranties True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         8.2     Covenants and Agreements Performed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         8.3     HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         8.4     Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         8.5     Closing Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE IX -- CONDITIONS TO OBLIGATIONS OF BUYER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.1     Representations and Warranties True  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.2     Covenants and Agreements Performed . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.3     HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.4     Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

         9.5     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.6     No Material Adverse Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.7     Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.8     Closing Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE X -- TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         10.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         10.2    Extensions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         10.3    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE XI -- SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . .  31
         11.1    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         11.2    Indemnification by Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         11.3    Indemnification by Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         11.4    Procedure for Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE XII -- MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         12.1    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         12.2    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         12.3    Binding Effect; Assignment; No Third Party Benefit . . . . . . . . . . . . . . . . . . . . . . . . .  35
         12.4    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         12.5    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         12.6    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         12.7    Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         12.8    Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         12.9    References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         12.10   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         12.11   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         12.12   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         12.13   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         12.14   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         12.15   Remedies Not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

                        INDEX OF SCHEDULES AND EXHIBITS

                                   Schedules

Number           Name
------           ----
1.1(a)           Contracts
1.1(b)           Permitted Encumbrances
1.3(a)           Furniture and Equipment; Computer Equipment
1.3(c)           Intellectual Property
1.3(g)           Prepaid Revenues
1.7              Allocation of Purchase Price
1.9              Liabilities Not Assumed by Buyer
4.4              Noncontravention
4.5              Government Approvals - Seller
4.6              Title to Assets
4.7              Financial Statements
4.8              Absence of Certain Changes
4.9              Tax Matters
4.11             Legal Proceedings
4.12             Sufficiency and Condition of Assets
4.13             Intellectual Property
4.14             Permits
4.15             Agreements
4.16             Employees
4.17             Insurance
5.4              Government Approvals - Buyer

                                   Exhibits
                                   --------

1.1(a)           Lease and Services Agreement
1.1(b)           Reseller Agreement
1.5              Bill of Sale
3.2(k)           Legal Opinion
3.3(b)           Assignment and Assumption Agreement

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of September 23, 1997, between IT Network, Inc., a Texas corporation ("Buyer") and Brite Voice Systems, Inc., a Kansas corporation ("Seller").

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Assets (as hereinafter defined), which are all the assets relating to the Business (as hereinafter defined), upon the terms and subject to the conditions herein set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Seller and Buyer hereby agree as follows:

                                   ARTICLE I

                            TERMS OF THE TRANSACTION

                 1.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

                 "Affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such person. For the purposes of this definition, "control", when used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Ancillary Documents" means each agreement, instrument and document (other than this Agreement) executed or to be executed by Seller or Buyer in connection with the transactions contemplated by this Agreement.

                 "Applicable Law" means any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified person or property is subject.

                 "Business" shall mean Seller's electronic publishing business consisting of: (i) the management of audiotex systems installed on the premises of newspaper and yellow pages publishers, including daily programming changes and the production of monthly reports reflecting system usage, messages played and advertisements heard; (ii) the creation and provision by satellite transmission of a wide variety of general information suitable for dissemination in any location for access by telephone callers through audiotex systems owned or operated by newspaper and yellow pages publishers, broadcasters and network operators and consisting of the information described in Seller's BDR, CityLine, and Telco Information Services, Consumer Tips and Consumer Notes Catalogs and the associated Guides, copies of which have been provided to Buyer; (iii) the creation and provision to yellow pages publishers over the Internet of a variety of information described in Seller's Internet Network Catalog, a copy of which has been provided to Buyer; (iv) the sale of advertising sponsorships to various categories of audiotex information made available through yellow pages publishers' audiotex systems, including creation of printed material designed for inclusion in the publishers' directories; and (v) advertiser management services provided on behalf of yellow pages publishers whereby advertising entities are contacted from an outbound call center for periodic updating of their audiotex sponsorships and advertisements.

                 "Business Day" means a day on which national banks are generally open for business in New York City.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Common Stock" means the common stock, par value $.001 per share, of Parent.

                 "Contracts " means all advertising sales, audio feed and services contracts and agreements as listed or described on Schedule 1.1(a) and any additional agreements or contracts entered into by Seller in connection with the Business from the date of this Agreement to the Closing.

                 "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions, easements and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal or other governmental body, agency, authority, department, commission, board, bureau or instrumentality (domestic or foreign).

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "Intellectual Property" means patents, trademarks, service marks, trade names, service names, brand names, copyrights, trade secrets, know-how, inventions, computer software (including documentation and object and source codes) and similar rights, and all registrations, applications, licenses and rights with respect to any of the foregoing.

                 "IRS" means the Internal Revenue Service.

                 "Lease and Services Agreement" means the lease and services agreement covering the real property and providing for the telephone and long distance services described in and containing the terms set forth in the lease and services agreement attached hereto as Exhibit 1.1(a).

                 "Material Adverse Effect" means a material adverse effect on the business, assets, results of operations, condition (financial or otherwise) or prospects of the Business or the ownership or operation of the Assets or any material portion thereof or on the ability of Seller to perform on a timely basis any material obligation of Seller under this Agreement or any agreement, instrument or document entered into or delivered in connection herewith.

                 "Parent" means Source Media, Inc., a Delaware corporation, the owner of all the outstanding capital stock of Buyer.

                 "Permits" means licenses, permits, franchises, consents, approvals, variances, exemptions and other authorizations of or from Governmental Entities.

                 "Permitted Encumbrances" means (i) Encumbrances created by Buyer and (ii) the Encumbrances set forth on Schedule 1.1(b); provided, however, that at the Closing "Permitted Encumbrances" shall not include a lien of record against the Assets.

                 "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization or Governmental Entity.

                 "Proceedings" means all proceedings, actions, claims, suits, investigations and inquiries by or before any arbitrator or Governmental Entity.

                 "Reasonable Best Efforts" means a party's reasonable best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

                 "Reseller Agreement " means the Reseller Agreement attached hereto as Exhibit 1.1(b).

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise or other tax imposed by any United States federal, state or local (or any foreign or provincial) taxing authority, including any interest, penalties or additions attributable thereto.

                 "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

                 "to the best knowledge" (or similar references to a party's knowledge) means the knowledge of or receipt of notice (oral or written) by such party or any of such party's officers or other employees having responsibility over the relevant subject matter, as such knowledge has or should have been obtained in the normal conduct of the business of such party or in connection with the preparation of the Schedules to this Agreement and the furnishing of information as contemplated by this Agreement.

                 1.2 Certain Additional Defined Terms. In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in Section 1.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

     Defined Term                                                            Section Reference
     ------------                                                            -----------------
Acquired Business Balance Sheet                                                         4.7
Acquired Business Statement of Cash Flows                                               4.7
Acquired Business Statement of Operations                                               4.7
Acquisition Proposal                                                                    7.3
Assets                                                                                  1.3
Assumed Liabilities                                                                     1.8
Buyer Claims                                                                            11.2
Buyer Representatives                                                                   7.2
Buyer's Notice                                                                          11.4
Closing                                                                                 3.1
Closing Date                                                                            3.1
Confidential Information                                                                7.2
Consent Required Contract                                                               7.11
Damages                                                                                 11.2
Deposit Shares                                                                          2.1
Employees                                                                               4.16
Employment Arrangements                                                                 7.9
Escrow Agent                                                                            2.1
Escrow Agreement                                                                        2.1
Financial Statements                                                                    4.7
GAAP                                                                                    4.7
Purchase Price                                                                          1.6
Registration Rights Agreement                                                           2.1
Retained Employees                                                                      7.9
Seller Claims                                                                           11.3
Survival Date                                                                           11.1
Termination Date                                                                        10.1
Transfer                                                                                1.3

                 1.3 Assets to be Transferred. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, Seller shall sell, assign, transfer, deliver and convey (collectively, "Transfer"), or cause to be Transferred, to Buyer, and Buyer shall purchase from Seller, all the following assets and properties (together with any additions thereto which are related to the operation of the Business or replacements thereof between the date hereof and the Closing):

                 (a) All furniture, equipment, machinery, materials, apparatus, spare parts, supplies and other tangible personal property listed or described on Schedule 1.3(a);

                 (b) Seller's computer equipment and hardware, central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all parts and appurtenances thereto listed or described on Schedule 1.3(a). Within ten days after the date of this Agreement, the parties shall jointly conduct and prepare an itemized inventory of the assets described in Section 1.3(a) and this
Section 1.3(b), which inventory shall be set forth as an amendment to Schedule 1.3(a) and constitute the final and binding listing of such assets to be delivered at Closing; provided, however, that to the extent the parties are unable to agree as to any particular item or items, such dispute shall be submitted to Paul Yecies whose determination with respect thereto shall be final and binding. The parties agree that any such submission shall be made within 10 days after preparation of the inventory and that each party shall be entitled to simultaneously submit to the arbitrator a written statement in support of its submission. The parties shall jointly request the arbitrator to render a decision as to the disputed items within 15 days of his receipt of the statements with respect to the disputed items.

                 (c) All Intellectual Property listed or described on Schedule 1.3(c), and all rights to recover for infringement thereon arising subsequent to the Closing.

                 (d) All right, title and interest of Seller in and to the Contracts, to the extent the same exist on the Closing Date, and all rights, including rights of refund and offset, privileges, deposits, claims, causes of action and options in favor of Seller relating or pertaining to the Contracts accruing on or after the Closing Date.

                 (e) All books, records, papers and instruments of Seller relating to the purchase of materials, supplies and services, the sale of services, and dealings with customers, vendors and suppliers of the Business, including computerized books and records and other computerized storage media and the software (including documentation and object and source codes) used in connection therewith (provided that Seller may retain copies of the foregoing and all the Contracts, subject to Sections 7.2(c) and 7.8).

                 (f) All customer lists and customer data, vendor lists and vendor data, supplier lists and supplier data and sales and promotional material and other sales-related material relating to, or used in connection with the operation of, the Business.

                 (g) An amount of cash equal to prepaid or deferred revenues relating to services that will be performed by Buyer after the Closing in connection with the Assets and the Business as set forth on Schedule 1.3(g), including without limitation all deposits relating to the Business and pertaining to the Contracts. Within 15 days after the Closing Date, Seller shall provide to Buyer any necessary adjustments to Schedule 1.3(g) to update the prepaid or deferred revenues to reflect changes, if any, occurring from the date through which such amounts are calculated in Schedule 1.3(g) to the Closing Date.


                (h) All rights, claims and causes of action of Seller against third parties (including Seller's predecessors in title to the Assets) in respect of the Business or the Assets arising subsequent to Closing, including without limitation insurance claims, unliquidated rights and rights of recovery.

All the assets and properties being Transferred to Buyer pursuant to this Agreement are collectively referred to herein as the "Assets".

                 1.4 Excluded Assets. Except for the Assets, all assets and properties of Seller shall be excluded from the assets to be Transferred to Buyer hereunder.

                 1.5 Instruments of Conveyance. In order to effectuate the Transfer of the Assets contemplated by Section 1.3, at the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer, dated the Closing Date, all such general warranty bills of sale (which shall be substantially in the form of Exhibit 1.5) and other documents or instruments of assignment, transfer or conveyance as Buyer shall reasonably deem necessary or appropriate to vest in or confirm to Buyer good and marketable title to the Assets, free and clear of all Encumbrances other than the Permitted Encumbrances.

                 1.6 Purchase Price and Payment. In consideration of the Transfer by Seller to Buyer of the Assets, Buyer shall pay to Seller at the Closing the aggregate purchase price of $35,000,000 in cash (the "Purchase Price"). The Purchase Price shall be paid to Seller in immediately available funds by confirmed wire transfer to a bank account to be designated by Seller (such designation to occur no later than the fifth business day prior to the Closing).

                 1.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as set forth on Schedule 1.7. Seller and Buyer shall report the transactions contemplated hereby on all Tax Returns (including information returns and supplements thereto required to be filed by the parties under Section 1060 of the Code) in a manner consistent with such allocation.

                 1.8 Liabilities Assumed by Buyer. As further consideration for the Transfer of the Assets to Buyer, Buyer agrees, upon the terms and subject to the conditions set forth herein, to assume, at the Closing, and thereafter to pay, perform and discharge, all liabilities and obligations of Seller under the Contracts, but only to the extent that such liabilities and obligations arise and relate to periods beginning on or after the Closing Date (collectively, the "Assumed Liabilities").

                 1.9 Liabilities Not Assumed by Buyer. Buyer shall not assume or take title to the Assets subject to, or in any way be liable or responsible for, any liabilities or obligations of Seller (whether or not referred to in any Schedule or Exhibit hereto), except as specifically provided in Section 1.8, it being expressly acknowledged that it is the intention of the parties hereto that all liabilities and obligations that Seller has or may have in the future (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Seller, and whether due or to become due), other than the Assumed Liabilities, shall be and remain the liabilities and obligations of Seller. Without limiting the generality of the foregoing, Buyer shall not assume or take title to the Assets subject to, or in any way be liable or responsible for:

                 (a) Any liabilities and obligations of Seller in respect of any claims, Proceedings or other matters described on Schedule 1.9;

                 (b) Any liabilities and obligations of Seller relating to the excluded assets described in Section 1.4;

                 (c) Any liability or obligation of Seller under any mortgage, deed of trust, security agreement or financing statement, or any note, bond or other instrument or obligation secured thereby;

                 (d) Any liability or obligation of Seller in respect of any express or implied representation, warranty, agreement or guaranty made (or claimed to have been made) by Seller, or imposed (or asserted to be imposed) by operation of law, in respect of any service rendered or products produced, distributed or sold by Seller in connection with the Business on or prior to the Closing Date;

                 (e) Any liability or obligation of Seller existing at the Closing Date under any contracts or agreements included in the Assets which results from the breach, default or wrongful action or inaction of Seller;

                 (f) Subject to Section 7.9, any liability or obligation of Seller resulting from or relating to the employment relationship between Seller and any of Seller's present or former employees or the termination of any such employment relationship, including without limitation severance pay, accrued vacation and other similar benefits, if any, and any claims filed or which may be filed by or on behalf of any such present or former employee relating to the employment or termination of employment of any such employee by Seller, including without limitation any claim for wrongful discharge, breach of contract, unfair labor practice, employment discrimination, unemployment compensation or workers' compensation;

                 (g) Subject to Section 7.9, any liability or obligation of Seller in respect of any agreement, trust, plan, fund or other arrangement under which benefits or employment is provided for any of Seller's present or former employees;

                 (h) Any income Tax liabilities or deficiencies, whether federal, state or local of Seller;

                 (i) Any ad valorem property Taxes to the extent applicable to periods ending on or prior to the Closing Date; and

                 (j) Any environmental liability arising under, or obligation imposed by, any Applicable Law pertaining to health, safety or the environment that relates to the occupancy, ownership, operation, control or use of the Business or Assets prior to the Closing Date or that is connected to the real property on which the Business is located as of the Closing Date.

                                   ARTICLE II

                                 DEPOSIT SHARES

                 2.1 The Deposit Shares. Simultaneously with the execution of this Agreement, Buyer, Seller and Texas Bank & Trust, N.A. (the "Escrow Agent") have executed and delivered the escrow agreement dated of even date herewith among Parent, Seller and the Escrow Agent (the "Escrow Agreement"), and Buyer has delivered to the Escrow Agent (i) a certificate representing 250,000 shares of the Common Stock registered in the name of Seller (together with any additional shares that may be deposited pursuant to Section 10.2, the "Deposit Shares") and (ii) the registration rights agreement of even date herewith between Parent and Seller (the "Registration Rights Agreement"). Buyer and Seller agree that the Escrow Agent shall hold and deliver the certificate representing the Deposit Shares and the Registration Rights Agreement in accordance with the terms and conditions set forth in the Escrow Agreement.

                 2.2      Disposition of Deposit Shares.

                 (a) If the Closing does not occur on or before the Termination Date by reason of Buyer's default under the terms of this Agreement, Seller shall be entitled to receive the Deposit Shares and the Registration Rights Agreement without right on the part of Buyer to a return thereof. Buyer shall be deemed in default for the purpose of this Section 2.2 (and for no other purpose) if Buyer (i) shall have insufficient funds to pay the Purchase Price or (ii) elects to terminate this Agreement due to a material adverse change in the cash flow of the Business based solely on the status of the Contracts, taken as a whole, on the Termination Date, in each case when the Seller (A) has performed all covenants and agreements of Seller hereunder and
(B) has shown itself able and willing to satisfy each of the conditions set forth in Article IX on the Termination Date. Notwithstanding anything to the contrary contained in this Agreement, if the Closing does not occur on or before the Termination Date by reason of Buyer's default under the terms of
Section 2.2(a), Seller's sole and exclusive remedy against Buyer and its Affiliates shall be to retain the Deposit Shares which the parties stipulate shall be liquidated damages.

                 (b) In the event the Closing shall occur or the Closing shall not occur and Seller shall not be entitled to receive the Deposit Shares pursuant to Section 2.2(a), the certificate representing the Deposit Shares and the Registration Rights Agreement shall be returned to Buyer in the manner specified in the Escrow Agreement.

                 2.3      Certain Sales Restrictions.

                 (a) Seller agrees (subject to any requirement of law that the disposition of its property remains within its control) that it will not, directly or indirectly, sell, assign, transfer, pledge, encumber or otherwise dispose of any Deposit Shares except:

                                  (i)      In accordance with the registration
         rights set forth in the Registration Rights Agreement;

                                  (ii)     In compliance with Rule 144 under
         the Securities Act; provided, however, that Seller shall provide Parent with copies of all filings made with the Securities and Exchange Commission with respect to sales of Deposit Shares under Rule 144;

                                  (iii)    Pursuant to a no-action letter or
         other interpretive statement or release of the Securities and Exchange Commission to the effect that the proposed sale or other disposition of the Deposit Shares may be effected without registration under the Securities Act; or

                                  (iv)     Pursuant to an applicable exemption
         (other than Rule 144 under the Securities Act) under the Securities Act; provided, that Seller shall have furnished Parent with an opinion of counsel, which opinion shall be reasonably acceptable to Parent, to the effect that such disposition does not require registration of such Deposit Shares under the Securities Act.

                          (b)     Notwithstanding Section 2.3(a), Seller may
sell or otherwise dispose of any of the Deposit Shares (i) pursuant to a tender offer or an exchange offer approved by the Board of Directors of Parent or (ii) as a result of or in connection with consummation of a merger, consolidation or sale of all or substantially all the assets of Parent.

                                  ARTICLE III

                                    CLOSING

                 3.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place (i) at the offices of Thompson & Knight, P.C., 1700 Pacific Avenue, Dallas, Texas, at 10:00 a.m., local time, on the fifth Business Day after the satisfaction of all the conditions set forth in Articles VIII and IX or (ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing is required to take place is herein referred to as the "Closing Date". All Closing transactions shall be deemed to have occurred simultaneously.

                 3.2 Deliveries by Seller. At the Closing, Seller shall make the following deliveries or such deliveries in substitution therefor as are satisfactory to Buyer:

                 (a) Seller shall cause the Escrow Agent to deliver to Buyer the certificate or certificates representing the Deposit Shares and the Registration Rights Agreement in the manner specified in the Escrow Agreement.

                 (b) Seller shall deliver to Buyer the instruments of conveyance referred to in Section 1.5.

                 (c) Seller shall deliver to Buyer a certificate of an officer thereof certifying (i) that attached to such certificate are true and correct copies of the resolutions adopted by its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents by Seller, and that such resolutions are in full force and effect as of the Closing and (ii) the incumbency and signatures of their respective officers who have executed this Agreement and the other certificates, instruments and documents delivered at the Closing on behalf of Seller.

                 (d) Seller shall deliver possession of the Assets to Buyer.

                 (e) Seller shall deliver to Buyer executed copies of all consents and approvals of third parties required to be obtained by or on the part of Seller for the consummation of the transactions contemplated hereby, it being agreed that Seller shall have no obligation to attempt to obtain any consents or approvals under the Contracts.

                 (f) Seller shall deliver to Buyer all books and records of Seller relating to the Assets or the operation of the Business referred to in
Section 1.3(e).

                 (g) Seller shall deliver to Buyer a Certificate from the Secretary of State of Kansas as to the legal existence and good standing of Seller under the laws of such state.

                 (h) Seller shall deliver to Buyer a certificate executed on behalf of Seller by the president of Seller, dated the Closing Date, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in this Article IX have been fulfilled.

                 (i) Seller shall have executed and delivered to Buyer the Lease and Services Agreement.

                 (j) Seller shall deliver to Buyer such other certificates, instrument and documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, Buyer in order to effect the transactions contemplated by this Agreement to occur at the Closing.

                 (k) Seller shall cause to be delivered to Buyer the opinion of Triplett, Woolf & Garretson, LLC, counsel to Seller, in substantially the form attached as Exhibit 3.2(k).

                 3.3 Deliveries by Buyer. At the Closing, Buyer shall make the following deliveries or such deliveries in substitution therefor as are satisfactory to Seller:

                 (a) Buyer shall deliver to Seller the Purchase Price.

                 (b) Buyer shall deliver to Seller an instrument of assignment and assumption substantially in the form of Exhibit 3.3(b).

                 (c) Buyer shall deliver to Seller a certificate of an officer thereof certifying (i) that attached to such certificate are true and correct copies of the resolutions adopted by its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents by Buyer, and that such resolutions are in full force and effect as of the Closing and (ii) the incumbency and signatures of their respective officers who have executed this Agreement and the other certificates, instruments and documents delivered at the Closing on behalf of Seller.

                 (d) Buyer shall deliver to Seller certificates from the Secretary of State of Texas and the Comptroller of Public Accounts of the State of Texas as to the legal existence and good standing, respectively, of Buyer under the laws of such state.

                 (e) Buyer shall deliver to Seller a certificate executed on behalf of Buyer by the president or a vice president of Buyer, dated the Closing Date, representing and certifying, in such detail as Seller may reasonably request, that the conditions set forth in Article VIII have been fulfilled.

                 (f) Buyer shall have executed and delivered to Seller the Lease and Services Agreement.

                 (g) Buyer shall deliver to Seller such other certificates, instruments and documents as may be reasonably requested by, and in form and substance reasonably satisfactory to, Seller in order to effect the transactions contemplated by this Agreement to occur at the Closing.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that:

                 4.1 Corporate Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and corporate authority to own, lease and operate the Assets and to carry on the Business as now being conducted. No actions or proceedings to dissolve Seller are pending.

                 4.2 Qualification. Seller is duly qualified or licensed to do business as a foreign corporation and is in good standing in all of the jurisdictions in which it owns, leases or operates the Assets or in which such qualification or licensing is required for the conduct of the Business.

                 4.3 Authority Relative to This Agreement. Seller has full corporate power and corporate authority to execute, deliver and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been or by Closing will have been duly authorized by all necessary corporate action of Seller. This Agreement has been duly executed and delivered by Seller and constitutes, and each Ancillary Document executed or to be executed by Seller has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

                 4.4 Noncontravention. Except as set forth on Schedule 4.4, the execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of Seller, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, or require any consent, approval, authorization or waiver of, or notice to, any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Seller is a party or by which Seller, the Business or any of the Assets may be bound or any Permit held by Seller for use in connection with the Business, (iii) result in the creation or imposition of any Encumbrance upon any of the Assets or (iv) to the best knowledge of Seller, assuming compliance with the matters referred to in Section 4.5, violate any Applicable Law binding upon Seller, the Business or any of the Assets. Notwithstanding anything to the contrary in this Agreement, this Section 4.4 is not intended to make any representation or warranty of the kind made in this Section 4.4 with respect to any of the Contracts.

                 4.5 Governmental Approvals. No consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by Seller in connection with the execution, delivery or performance by Seller of this Agreement and the Ancillary Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby, other than (i) compliance with any applicable requirements of the HSR Act or (ii) as set forth on Schedule 4.5.

                 4.6 Title to Assets. Seller is the owner of, and has good and marketable title to, all the Assets, free and clear of all Encumbrances other than the Permitted Encumbrances. Upon Seller's Transfer of the Assets to Buyer pursuant to this Agreement, Buyer will have good and marketable title to all the Assets, free and clear of all Encumbrances other than the Permitted

Encumbrances. Except as disclosed on Schedule 4.6, no financing statement (or other instrument sufficient or effective as a financing statement) under the Uniform Commercial Code with respect to any of the Assets has been filed and is effective in any jurisdiction, and Seller has not signed any such financing statement (or other instrument) or any mortgage or security agreement authorizing any secured party thereunder to file any such financing statement (or other instrument).

                 4.7 Financial Statements. Seller has delivered to Buyer accurate and complete copies of (i) an audited balance sheet for the Assets and the Business (an "Acquired Business Balance Sheet") as of December 31, 1996 and 1995, an audited statement of operations for the Assets and the Business (an "Acquired Business Statement of Operations") for the years ended December 31, 1996 and 1995, and an audited statement of cash flows for the Assets and the Business (the "Acquired Business Statement of Cash Flows") for the years ended December 31, 1996 and 1995, together with the manually signed accountants' report of Arthur Andersen & Co. covering such financial statements, and (ii) an unaudited Acquired Business Balance Sheet as of June 30, 1997, an unaudited Acquired Business Statement of Operations for the six month periods ended June 30, 1997 and 1996 and an unaudited Acquired Business Statement of Cash Flows for the six month periods ended June 30, 1997 and 1996 (collectively, the "Financial Statements"). The Financial Statements (i) have been prepared from the books and records of Seller in conformity with Regulation S-X under the Securities Act and generally accepted accounting principles ("GAAP") applied on a basis consistent with preceding years throughout the periods involved and
(ii) accurately, completely, and fairly present the financial position of the Business as of the respective dates thereof and its results of operations and cash flows for the respective periods then ended. Except as disclosed on
Schedule 4.7, the statements of income included in the Financial Statements do not contain any material items of special or nonrecurring income, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, nor have there been any transactions since the respective dates thereof giving rise to special or nonrecurring income or any such write-up or revaluation.

                 4.8    Absence of Certain Changes.  Except as disclosed on
Schedule 4.8, since December 31, 1996, (i) there has not been any material adverse change in the business, assets, results of operations, condition (financial or otherwise) or prospects of the Business or the ownership or operation of the Assets or any material portion thereof, which has resulted or is reasonably likely to result in a Material Adverse Effect, (ii) the Business has been conducted only in the ordinary course consistent with past practice,
(iii) Seller has not, in respect of the Business, incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice, (iv) Seller has not suffered any material loss, damage, destruction or other casualty to any of the Assets which are tangible assets (whether or not covered by insurance) and (v) Seller has not, in respect of the Business, taken any of the actions set forth in Section 6.2 except as permitted thereunder.

                 4.9    Tax Matters.  Except as disclosed on Schedule 4.9:

                 (a) Seller has (and as of the Closing Date will have) duly filed all federal, state, local, and foreign Tax Returns required to be filed by or with respect to it with the IRS or other applicable Taxing authority in connection with the Assets or the operation of the Business, and no extensions with respect to such Tax Returns have (or as of the Closing Date will have) been requested or granted;

                 (b) Seller has (and as of the Closing Date will have) paid, or adequately reserved, all Taxes due, or claimed by any Taxing authority to be due, from or with respect to it relating to the Assets or the operation of the Business, except Taxes that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside as disclosed on Schedule 4.9;

                 (c) There has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other Taxing authority in connection with any Tax Returns relating to the Assets or the operation of the Business;

                 (d) Seller has (and as of the Closing Date will have) made all deposits required with respect to Taxes relating to the Assets or the operation of the Business; and

                 (e) No waiver or extension of any statute of limitations as to any federal, state, local, or foreign Tax matter relating to the Assets or the operation of the Business has been given by or requested from Seller.

                 4.10 Compliance With Laws. Seller has complied with all Applicable Laws relating to the ownership or operation of the Assets or the operation of the Business, except for noncompliance with such Applicable Laws that, individually or in the aggregate, does not and will not have a Material Adverse Effect, and Seller has not received any written notice, which has not been dismissed or otherwise disposed of, that Seller has not so complied. Seller is not charged or, to the best knowledge of Seller, threatened with, or, to the best knowledge of Seller, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the ownership or operation of the Assets or the operation of the Business.

                 4.11 Legal Proceedings. Except as set forth on Schedule 4.11, there are no Proceedings pending or, to the best knowledge of Seller, threatened against or involving Seller relating to the Assets or the operation of the Business. Except as set forth on Schedule 4.11, no judgment, order, writ, injunction or decree of any Governmental Entity has been issued or entered against Seller or any of its Affiliates which continues to be in effect with respect to or affecting the Assets or the operation of the Business.
There are no Proceedings pending or, to the best knowledge of Seller, threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

                 4.12 Sufficiency and Condition of Assets. Except as set forth on Schedule 4.12, the Assets (i) constitute all the assets and property used or held for use in connection with the operation of the Business and (ii) except for contemplated additions of inventory in the ordinary course of the Business, constitute all the assets and properties, the use or benefit of which are reasonably necessary for the operation of the Business as currently conducted. All the Assets that are tangible assets are (i) in good operating condition and repair, normal wear and tear excepted, and have been maintained in accordance with standard industry practice, (ii) suitable for the purposes used, (iii) owned or otherwise validly used by Seller in conformity with Applicable Laws and Seller has not received any notice to the contrary and (iv) in Seller's possession or under its control. Notwithstanding anything to the contrary herein, this Section 4.12 is not intended to make any representation as to the sufficiency, adequacy, enforceability, assignability or status of any of the Contracts. Seller makes no representation or warranty of the kind made in this Section 4.12 with respect to any of the Contracts.

                 4.13   Intellectual Property.

                 (a) Set forth on Schedule 4.13 is a list of all Intellectual Property relating to or used or held for use in connection with the Assets or operation of the Business. Schedule 4.13 specifies, as applicable: (i) the nature of such Intellectual Property; (ii) the owner of such Intellectual Property; (iii) the jurisdictions by or in which such Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) all licenses, sublicenses, and other agreements to which Seller is a party and pursuant to which Seller or any other Person is authorized to use such Intellectual Property, including the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty, and the term thereof.

                 (b) The listed Intellectual Property constitutes all Intellectual Property necessary for the operation of the Business as conducted by Seller. Seller has good and marketable title to or is validly licensed to use all such Intellectual Property, free from any restrictions that may reasonably be expected to materially interfere with the use thereof. Each item of such Intellectual Property is in full force and effect, Seller is in compliance with all its obligations with respect thereto, and, to the best knowledge of Seller, no event has occurred which permits, or upon the giving of notice or the passage of time or otherwise would permit, the revocation or termination of any thereof. There are no Proceedings pending or, to the best knowledge of Seller, threatened against Seller asserting that the use by Seller of any of such Intellectual Property infringes the rights of any other Person or seeking revocation, termination, or concurrent use of any of such Intellectual Property, and there is, to the best knowledge of Seller, no basis for any such Proceeding. To the best knowledge of Seller, none of such Intellectual Property is being infringed upon by any other Person. None of such Intellectual Property is subject to any outstanding judgment, order, writ, injunction, or decree of any Governmental Entity, or any agreement, arrangement, or understanding, written or oral, restricting the scope or use thereof. To the best knowledge of Seller, the conduct of the Business at any time prior to the Closing Date did not, infringe upon or otherwise misappropriate any Intellectual Property of any other Person.

                 4.14 Permits. Set forth on Schedule 4.14 is a list of all Permits held by Seller which relate to the Assets or the Business. Such Permits constitute all the Permits necessary or required for the ownership and operation of the Assets as such Assets are currently owned and operated by Seller and the conduct of the Business as it is currently being conducted by Seller. Each of such Permits is in full force and effect, Seller is in compliance with all its obligations with respect thereto and, to the best knowledge of Seller, no event has occurred that permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. Except as disclosed on Schedule 4.14, no notice has been issued by any Governmental Entity and no Proceeding is pending or, to the best knowledge of Seller, threatened with respect to any alleged failure by Seller to have any Permit the absence of which would have a Material Adverse Effect.

                 4.15 Agreements. To Seller's knowledge, after the exercise of due care and investigation, Seller has delivered to Buyer accurate and complete copies of written Contracts and a written summary of the principal terms of Contracts which are oral. Except as set forth on Schedule 4.15, to the best knowledge of Seller, (i) no other party to any Contract is in breach of or in default under such Contract nor has any assertion been made by Seller of any such breach or default, (ii) no other party to any such Contract has advised Seller of any plan or intention of the other party (A) to exercise any right of offset with respect to or to cancel any such Contract prior to the scheduled termination date (either prior to or following the Closing) except as permitted in the Contracts or (B) to refuse, if requested, to allow such agreements to be assigned to Buyer, (iii) no facts or circumstances justify the exercise by any other party to any Contract of any right to cancel or terminate such Contract, except as permitted in such Contract and (iv) Seller does not currently contemplate, or have a reason to believe any other Person currently contemplates, any amendment or change to any Contract which amendment or change would have a Material Adverse Effect. The foregoing representations are made as of the date of this Agreement and Buyer acknowledges that, subject to the performance by Seller of its obligations under Article VI, no change with respect to any Contract, including but not limited to changes in the terms thereof, revenue derived therefrom or termination of any such Contract, shall give rise to any right of Buyer to assert a claim for Damages against Seller.

                 4.16 Employees. Set forth on Schedule 4.16 is a list of the name, social security number and dates of employment by Seller of each employee of the Business (the "Employees"), together with a description of the position of each such employee and the total amounts of salary, bonuses and other compensation paid or payable by Seller to each such employee for the current fiscal year and the immediately preceding fiscal year. Also set forth on
Schedule 4.16 for each Employee is the amount of severance pay to which such Employee would be entitled from Seller assuming termination of his or her employment by Seller on October 31, 1997, and the amount of accrued vacation pay of such employee as of August 31, 1997.

                 4.17 Insurance. Seller maintains, and there are currently in full force and effect, policies of insurance with respect to the Assets and the Business as are listed on Schedule 4.17. All premiums due and payable with respect to such policies have been timely paid. No notice of cancellation of, or indication of an intention not to renew, any such policy has been received by Seller. During the past three years, no application by Seller for insurance with respect to any of the Assets or operations of the Business has been denied for any reason.

                 4.18 Brokerage Fees. Neither Seller nor any of its Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby. Seller shall indemnify and hold harmless Buyer from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any Person on the basis of any act or statement made or alleged to have been made by Seller or any of its Affiliates.

                 4.19 Disclosure. No representation or warranty made by Seller in this Agreement, and no statement of Seller contained in any document, certificate, or other writing furnished or to be furnished by Seller pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Seller knows of no matter that has not been disclosed to Buyer pursuant to this Agreement that has or will have a Material Adverse Effect. Seller has made available to Buyer accurate and complete copies of all agreements, documents and other writings referred to or listed in this Article IV or any Schedule hereto.

                 4.20 Representations and Warranties on Closing Date. The representations and warranties made in this Article IV will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that:

                 5.1 Corporate Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve Buyer are pending.

                 5.2 Authority Relative to This Agreement. Buyer has full corporate power and corporate authority to execute, deliver and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and each Ancillary Document executed or to be executed by Buyer has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms.

                 5.3 Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of Buyer, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, any material bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound or (iii) to the best knowledge of Buyer, assuming compliance with the matters referred to in Section 5.4, violate any Applicable Law binding upon Buyer.

                 5.4 Governmental Approvals. No consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement and the Ancillary Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby, other than (i) compliance with any applicable requirements of the HSR Act and (ii) as set forth on Schedule 5.4.

                 5.5 Legal Proceedings. There are no Proceedings pending or, to the best knowledge of Buyer, threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

                 5.6 Brokerage Fees. Neither Buyer nor any of its Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker agent or finder on account of this Agreement or any transaction contemplated hereby. Buyer shall indemnify and hold harmless Seller from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any Person on the basis of any act or statement made or alleged to have been made by Buyer or any of its Affiliates.

                 5.7 Disclosure. No representation or warranty made by Buyer in this Agreement, and no statement of Buyer contained in any document, certificate or other writing furnished or to be furnished by Buyer pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits, or will omit, at the time of delivery, to state any fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading in any material respect.

                 5.8 Representations and Warranties on Closing Date. The representations and warranties made in this Article V will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.


                                   ARTICLE VI

                      CONDUCT OF BUSINESS PENDING CLOSING

         Seller hereby covenants and agrees with Buyer as follows:

                 6.1 Conduct and Preservation of Business. Except as expressly provided in this Agreement or as consented to by Buyer in accordance with Section 6.2, during the period from the date hereof to the Closing, Seller
(i) shall conduct the Business only in the ordinary course consistent with past practice and in compliance with all Applicable Laws, (ii) shall use its Reasonable Best Efforts to preserve, maintain and protect the Assets and (iii) shall use its Reasonable Best Efforts to preserve intact the business organization of the Business, to keep available the services of the employees of the Business and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with the Business.

                 6.2 Restrictions on Certain Actions. Except as otherwise expressly provided in this Agreement, prior to the Closing, Seller shall not, without the prior consent of Buyer:

                 (a) Make any material change in the ongoing operations of the Assets or the Business;

                 (b) Mortgage or pledge any of the Assets or create or suffer to exist any Encumbrance thereupon, other than the Permitted Encumbrances;

                 (c) Sell, lease, Transfer or otherwise dispose of, directly or indirectly, any of the Assets;

                 (d) Enter into any contract, agreement, commitment, arrangement or transaction relating to the Business, except in the ordinary course of the Business consistent with past practice;

                 (e) Amend, modify or change any existing contract or agreement relating to the Business, other than in the ordinary course of the Business consistent with past practice;

                 (f) Waive, release, grant or Transfer any rights of value relating to the Business, other than in the ordinary course of the Business consistent with past practice;

                 (g) Delay payment of any account payable or other liability of Seller relating to the Business beyond its due date or the date when such liability would have been paid in the ordinary course of the Business consistent with past practice;

                 (h) Permit any current insurance or reinsurance policies to be canceled or terminated or any of the coverages thereunder to lapse if such policy covers Assets or insures risks, contingencies or liabilities of the Business, unless simultaneously with such cancellation, termination or lapse, replacement policies providing coverage equal to or greater than the coverage cancelled, terminated or lapsed are in full force and effect and written copies thereof have been provided to Buyer;

                 (i) Take any action which would or might make any of the representations or warranties of Seller contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied; or

                 (j) Authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

                 7.1 Accounts Receivable. In the event that, subsequent to the Closing Date, Buyer shall receive any payment with respect to the accounts receivable relating to the Assets or the Business and pertaining to periods ending before the Closing Date, Buyer shall within one week after receipt pay over and deliver such payment to Seller. Likewise, in the event that, subsequent to the Closing Date, Seller shall receive any payment with respect to the accounts receivable relating to the Assets or the Business and pertaining to periods ending on or after the Closing Date, Seller shall, within one week after receipt pay over and deliver such payment to Buyer. Amounts collected from customers shall be applied in payment of the invoice designated by such customer, or in the absence of such designation, in the order that the accounts receivable of such customer arose.

                 7.2    Access to Information; Confidentiality.

                 (a) Between the date hereof and the Closing, Seller (i) shall give Buyer and its authorized representatives reasonable access to all employees, all offices and other facilities, and all books and records, including work papers and other materials prepared by Seller's independent public accountants, of Seller relating to the Assets or the Business, (ii) shall permit Buyer and its authorized representatives to make such inspections as they may reasonably require and (iii) shall cause Seller's officers and employees to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Assets and the Business as Buyer may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of Seller contained in this

Agreement or in any agreement, instrument or document delivered pursuant hereto or in connection herewith.

                 (b) Buyer agrees that all Confidential Information (as defined below) shall be kept confidential by Buyer, shall not be disclosed by Buyer in any manner whatsoever; provided, however, that (i) any of such Confidential Information may be disclosed to such directors, officers, employees and authorized representatives (including without limitation attorneys, accountants, consultants, investment bankers and financial advisors) of Buyer (collectively, for purposes of this Section, "Buyer Representatives") as need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such Buyer Representatives shall be informed by Buyer of the confidential nature of such information and shall be required to treat such information confidentially), (ii) any disclosure of Confidential Information may be made to the extent to which Seller consents in writing, (iii) Confidential Information may be disclosed by Buyer or any Buyer Representative to the extent that Buyer or such Buyer Representative is legally compelled to do so, provided that, prior to making such disclosure, Buyer or such Buyer Representative, as the case may be, advises and consults with Seller regarding such disclosure and provided further that Buyer or such Buyer Representative, as the case may be, discloses only that portion of the Confidential Information as is legally required and (iv) any of such Confidential Information may be disclosed to any banks or other financial institutions or other prospective investors that may provide the funds necessary to consummate the transactions contemplated hereby if such banks or other financial institutions or other prospective investors agree in writing to be bound by the provisions of this Section 7.2. Buyer agrees that none of the Confidential Information will be used for any purpose other than in connection with the transactions contemplated hereby and the Financing. The term "Confidential Information", as used herein, means all information (irrespective of the form of communication) obtained by or on behalf of Buyer from Seller or its representatives pursuant to this Section and all similar information obtained from Seller or its representatives by or on behalf of Buyer prior to the date of this Agreement, other than information that (i) was or becomes generally available to the public other than as a result of disclosure by Buyer or any Buyer Representative, (ii) was or becomes available to Buyer on a nonconfidential basis prior to disclosure to Buyer by Seller or its representatives or (iii) was or becomes available to Buyer from a source other than Seller and its representatives, provided that such source is not known by Buyer to be bound by a confidentiality agreement with Seller.

                 (c) If this Agreement is terminated, Buyer shall promptly return, and shall use its Reasonable Best Efforts to cause all Buyer Representatives to promptly return, all Confidential Information to Seller without retaining any copies thereof, provided that such portion of the Confidential Information as consists of notes, compilations, analyses, reports, studies or other documents prepared by Buyer or Buyer Representatives shall be destroyed.

                 Buyer acknowledges and agrees that irreparable damage would occur in the event any confidential information regarding the Assets or the Business were disclosed to or utilized on behalf of any Person that is in competition with the Business. Accordingly, Buyer covenants and agrees that prior to the Closing Date, or for a period of 10 years following the Termination Date if the Closing does not occur, it will not, directly or indirectly, without the prior written consent of Seller, use or disclose any of such confidential information, except to Buyer Representatives; provided, however, that confidential information shall not be deemed to include information that (i) was or becomes generally available to the public other than as a result of disclosure by Buyer or its Affiliates or (ii) was or becomes available to Buyer on a nonconfidential basis from a source other than Seller, provided that such source is not known by Buyer to be bound by a requirement of confidentiality with respect to such confidential information. Notwithstanding the foregoing provisions of Section 7.2(d), Buyer and its Affiliates may disclose any confidential information to the extent that such Person is legally compelled to do so, provided that, prior to making such disclosure, such Person advises and consults with Seller regarding such disclosure and provided further that such Person discloses only that portion of such confidential information as is legally required.

                 Seller acknowledges and agrees that irreparable damage would occur in the event any confidential information regarding the Assets or the Business were disclosed to or utilized on behalf of any Person that is in competition with the Business. Accordingly, Seller covenants and agrees that it will not, prior to the Termination Date and, if the Closing occurs, for a period of 10 years following the Closing, directly or indirectly, without the prior written consent of Buyer, use or disclose any of such confidential information, except to Buyer Representatives; provided, however, that confidential information shall not be deemed to include information that (i) was or becomes generally available to the public other than as a result of disclosure by Seller or its Affiliates or (ii) was or becomes available to Seller on a nonconfidential basis from a source other than Buyer, provided that such source is not known by Seller to be bound by a requirement of confidentiality with respect to such confidential information. Notwithstanding the foregoing provisions of this paragraph, Seller and its Affiliates may disclose any confidential information to the extent that (i) such Person is legally compelled to do so or (ii) such disclosure is necessary to fulfill Seller's obligations under the Contracts; provided that, prior to making any such disclosure, such Person advises and consults with Buyer regarding such disclosure and provided further that such Person discloses only that portion of such confidential information as is legally required or is necessary to fulfill such contractual obligations.

                 7.3 Acquisition Proposals. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement, neither Seller nor any Affiliate, director, officer, employee or representative of Seller shall, directly or indirectly, (i) solicit, initiate or knowingly encourage any Acquisition Proposal or (ii) engage in discussions or negotiations with, or disclose any nonpublic information relating to the Assets or the Business to, any Person that is considering making or has made an Acquisition Proposal. Seller shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal and shall promptly request each such Person who has heretofore entered into a confidentiality agreement in connection with an Acquisition Proposal to return to Seller all confidential information heretofore furnished to such Person by or on behalf of Seller. If Seller or its Affiliates shall hereafter receive any Acquisition Proposal, Seller shall immediately communicate the terms of such proposal to Buyer. The term "Acquisition Proposal", as used in this
Section 7.3, means any offer or proposal for, or any indication of interest in, the acquisition of the Assets or the Business or any portion thereof, other than the transactions contemplated or expressly permitted by this Agreement.

                 7.4 Third Party Consents. Seller shall use its Reasonable Best Efforts to obtain all consents, approvals, orders, authorizations and waivers of, and to effect all declarations, filings and registrations with, all third parties (including Governmental Entities) that are necessary, required or deemed by Buyer to be desirable to enable Seller to Transfer the Assets to Buyer as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby; provided, that Seller shall not be obligated to obtain any consents to assignment for the Contracts. All costs and expenses of Seller in obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings and registrations referred to in this Section 7.4 shall be borne by Seller.

                 7.5 Reasonable Best Efforts. Each party hereto agrees that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its Reasonable Best Efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement. Seller shall cooperate with and assist Buyer and its authorized representatives in order to provide an efficient and orderly Transfer of the control and management of the Assets and the Business to Buyer and to avoid any undue interruption in the ongoing operations of the Assets and the Business following the Closing.

                 7.6 HSR Act Notification. To the extent required by the HSR Act, each of the parties hereto shall (i) file or cause to be filed, as promptly as practicable but in no event later than 10 days after the execution and delivery of this Agreement, with the Federal Trade Commission and the United States Department of Justice, all reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire as soon as practicable after the execution and delivery of this Agreement. Each party hereto agrees to request, and to cooperate with the other party or parties in requesting, early termination of any applicable waiting period under the HSR Act.

                 7.7    Financial Statements.

                 (a) Seller shall prepare, or cause the preparation of, in accordance with GAAP, and deliver to Buyer within 30 days following the Closing, such additional audited and unaudited Acquired Business Balance Sheets, Acquired Business Statements of Operations and Acquired Business Statements of Cash Flows as may be required to enable Parent to complete and file its Form 8-K under the Exchange Act relating to the transactions contemplated by this Agreement, together with, in the case of any audited Acquired Business Balance Sheet, Acquired Business Statements of Operations and Acquired Business Statements of Cash Flows, the manually signed accountants' report of Arthur Andersen L.L.P. covering such audited financial statements.

                 (b) Seller shall authorize Arthur Andersen L.L.P. to execute and deliver to Parent such consents as Parent may request relating to the inclusion of the reports of Arthur Andersen L.L.P. in any filing made by Parent under the Securities Act or the Exchange Act. Seller shall also authorize Arthur Andersen L.L.P. to deliver to Parent, Parent's board of directors and any investment bank retained by Buyer or Parent in connection with any financing engaged in relating to the transactions contemplated by this Agreement one or more comfort letters in such form and covering such items as are customary in transactions of this nature.

                 (c) The costs and expenses of Arthur Andersen L.L.P. relating to the audit of the Financial Statements and the audited financial statements referred to in Section 7.7(a) shall be borne by Buyer.

                 7.8    Noncompetition.

                 (a) Seller acknowledges that in consideration of the payment of the Purchase Price, Buyer is acquiring the goodwill of the Business, including complete ownership and control of the Assets. Therefore, Seller agrees that for a period commencing upon the Closing Date and ending upon the third anniversary thereof, unless otherwise extended pursuant to the terms of this Section 7.8, Seller will not, directly or indirectly, either as an employer, consultant, agent, principal, partner, stockholder, or in any other capacity, engage or participate in a business that is substantially similar to that of the Business within the United States or Canada. Seller represents to Buyer that the enforcement of the restriction contained in this Section 7.8(a) would not be unduly burdensome to Seller.

                 (b) Buyer agrees that for a period commencing upon the Closing Date and ending upon the third anniversary thereof, unless otherwise extended pursuant to the terms of this Section 7.8, Buyer will not, directly or indirectly, either as an employer, consultant, agent, principal, partner, stockholder, or in any other capacity, engage or participate in the business of manufacturing, supplying or distributing computer equipment to or for customers of the Business as of the date of the Closing for use in storing, recording or placing audiotex information in connection with the Electronic Publishing Business within the United States or Canada. "Electronic Publishing Business" shall mean the business of providing computer stored audio information to end users. Notwithstanding the foregoing, this Section 7.8(b) shall not apply to
(i) Buyer's activities pursuant to the Reseller Agreement, (ii) Buyer's activities authorized in writing by Seller, (iii) Buyer's sale or distribution of equipment existing in Buyer's inventory on the Closing Date, or (iv) Buyer's development, manufacture, supply or distribution of equipment used in television programming services or interactive cable television systems. Buyer represents to Seller that the enforcement of the restriction contained in this
Section 7.8(b) would not be unduly burdensome to Buyer.

                 (c) The parties agree that a breach or violation of the applicable covenant not to compete by it shall entitle the other party, as a matter of right, to an injunction issued by any court of competent jurisdiction, restraining any further or continued breach or violation of such covenant. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which a party may show itself justly entitled. Further, during any period in which a party is in breach of such covenant not to compete, the time period during which such covenant shall be enforceable against such party shall be extended for an amount of time that such party is in breach hereof.

                 (d) In addition to the restrictions set forth in Section 7.8(a), Seller shall not, (i) for a period commencing upon the Closing Date and ending upon the third anniversary thereof, either directly or indirectly, make known to any Person the names and addresses of any of the customers of the Business (as customers of the Business and not of the other businesses of Seller) or contacts of Seller or any other information pertaining to such customers or contacts or (ii) for the six-month period commencing upon the Closing Date, recruit or hire or attempt to recruit or hire, directly or by assisting others, any employee of Buyer.

                 (e) The parties agree that the limitations contained in this Section 7.8 with respect to time, geographical area and scope of activity are reasonable. However, if any court shall determine that the time, geographical area or scope of activity of any restriction contained in this
Section 7.8 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

                 (f) The covenants of Seller contained in this Section 7.8 may be assigned by Buyer to any Person to whom the Assets are Transferred substantially as an entirety, it being the intention of the parties hereto that such covenants shall inure to the benefit of any successor to the Assets, with the same force and effect as if such covenants had been made directly to such successor or successors.

                 (g) The covenants of Buyer contained in this Section 7.8 may be assigned by Seller to any Person to whom the business described in
Section 7.8(b) is Transferred substantially as an entirety, it being the intention of the parties hereto that such covenants shall inure to the benefit of any successor to such business, with the same force and effect as if such covenants had been made directly to such successor or successors.

                 7.9    Employee and Employee Benefit Plan Matters.

                 (a) On or before fourteen (14) days prior to the Closing Date, Buyer shall deliver to Seller a list of the Employees which Buyer intends to hire (the "Retained Employees"). Seller will cooperate with Buyer in its efforts to employ the Retained Employees. At the direction of Buyer, using releases reasonably acceptable to Seller and prepared by Buyer, Seller will seek to obtain releases of all claims held by Retained Employees against Seller relating to termination of employment with Seller. Buyer agrees with Seller that subject to the receipt of such a release from each Retained Employee, Buyer will offer to employ such Retained Employee and, if such offer is accepted, will employ such Retained Employee immediately after the Closing Date. Seller's employment of all Retained Employees who accept employment with Buyer will be terminated by Seller on the Closing Date. Seller shall be responsible for the payment to the Employees of all salaries, wages, benefits and other sums due and/or accrued through the Closing Date. Buyer agrees to promptly reimburse Seller for any and all liabilities for severance and accrued vacation incurred by Seller arising out of the termination in connection with the Closing of employment for any Employee; provided, that Buyer's obligation to reimburse Seller under this Section 7.9(a) shall be limited to the amount reflected on Schedule 4.16, as of the Closing Date, for any such Employees.

                 (b) Seller acknowledges and understands that Buyer is not hereby, and at no time hereafter will be, adopting, accepting, accepting the transfer of account balances of or assuming any employee benefit plan (including any 401(k) plan) or collective bargaining agreement of Seller relating to any of its employees or any other agreement, trust, plan, fund or other arrangement of Seller that provides for employee benefits or perquisites (collectively, "Employment Arrangements"), and Buyer shall have no liability or obligation whatsoever under any Employment Arrangement to Seller or to any employees of Seller, whether or not any of such employees are offered employment by or become employees of Buyer. Buyer is not obligated to replace any of the Employment Arrangements for any employees of Seller who become employees of Buyer, nor is Buyer obligated to provide such Persons with any similar agreements, plans or arrangements.

                 (c) Seller will comply after the Closing Date with the requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code with respect to any employee or former employee of Seller (and any dependent or former dependent thereof) whose employment with Seller terminates in connection with Buyer's purchase of the Business.

                 (d) At the request of Buyer, Seller promptly will make such notifications to the Employees under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section 2101 et seq. ("WARN Act") as Buyer may from time to time direct. Any request by Buyer hereunder shall include the notice to be given and specific instructions as to when and how such notice is to be given, and Seller shall have no obligation to take any other action with respect thereto.

                 7.10 Transfer of Certain Contracts. In the event that prior to the Closing the consent to the Transfer of any contract which by its terms requires the consent of any other contracting party thereto (each, a "Consent Required Contract") has not been obtained from such other contracting party, the terms of this Section 7.10 shall govern the Transfer of the benefits of each such contract. Notwithstanding any provision contained in this Agreement to the contrary, the parties hereto acknowledge and agree that at the Closing Seller shall not Transfer or cause to be Transferred to Buyer any Consent Required Contract the consent to which has not been obtained prior to the Closing Date. With respect to each such unassigned Consent Required Contract, after the Closing Date Seller shall, at the direction of Buyer, continue to deal with the other contracting party or parties to such Consent Required Contract as the prime contracting party, but Buyer shall be entitled to the benefits of such Consent Required Contract accruing after the Closing Date to the extent that Seller may provide Buyer with such benefits without violating the terms of such Consent Required Contract. To the extent permitted under such Consent

Required Contract, Buyer agrees to perform at its sole expense all the obligations of Seller to be performed under such Consent Required Contract provided that Buyer receives any payments received by Seller relating to such Consent Required Contract for services provided after the Closing Date; and to the extent such performance by Buyer is not permitted under such Consent Required Contract, Buyer agrees to make available to Seller such services as are necessary to enable Seller to perform Seller's obligations under such Consent Required Contract and to reimburse Seller for all costs after the Closing Date related to such services performed by Seller.

                 7.11 Amendment of Schedules. Seller agrees that, with respect to the representations and warranties of Seller contained in this Agreement, Seller shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the condition set forth in Section 8.1 has been fulfilled, the Schedules hereto shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto; provided, however, Seller may amend Schedule 1.1(a) until the Closing in order to add any agreements which Seller unintentionally omitted from such schedule in good faith.

                 7.12 Notification of Certain Matters. Seller shall give prompt notice to Buyer of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would cause any representation or warranty contained in Article IV to be untrue or inaccurate at or prior to the Closing,
(ii) any failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Seller hereunder and (iii) any notice or other communication from any Person alleging that the consent or approval of such Person is or may be required in connection with the transactions contemplated by this Agreement (other than those consents and approvals as stated in Sections 4.4 and 4.5). Buyer shall give prompt notice to Seller of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would cause any representation or warranty contained in
Article V to be untrue or inaccurate at or prior to the Closing and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Buyer hereunder. In addition, prior to Closing Buyer shall notify Seller of the discovery of any fact which would cause any representation or warranty contained in Article IV to be untrue or inaccurate. The delivery of any notice pursuant to this Section shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Articles VIII and IX or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                 7.13 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred. The fees and expenses of the arbitrator under Section 1.3(b) shall be split between the parties.

                 7.14   Taxes.

                 (a) All sales and use Taxes resulting from the consummation of the transactions contemplated hereby shall be borne by Seller, and the parties shall cooperate in obtaining all available exemptions from such Taxes. All other registration, Transfer, recording and deed and stamp Taxes and fees incurred in connection with the consummation of the transactions contemplated hereby shall be borne by Seller; provided, however, that ad valorem taxes on the Assets shall be prorated as between Buyer and Seller as of the Closing Date. Seller shall file all necessary documentation with respect to, and make all payments of, such Taxes and fees when due.

                 (b) All real and personal property Taxes imposed on or with respect to the Assets for the year in which the Closing occurs shall be prorated as between Seller and Buyer based on the number of days in such year before and after the Closing Date. Seller shall be liable for such Taxes prorated for the period up to and including the Closing Date, and Buyer shall be liable for such Taxes prorated for the period subsequent to the Closing Date. Seller shall be responsible for the actual payment of such Taxes to the appropriate Governmental Entity that become due and payable prior to the Closing Date. Buyer shall likewise be responsible for the actual payment of such Taxes becoming due and payable subsequent to the Closing Date. The parties shall file all necessary documentation with respect to, and make all payments of, such Taxes on a timely basis.

                 7.15 Financing. Buyer shall use its reasonable business efforts to obtain the funds necessary to pay the Purchase Price.

                 7.16 Adjustment. If any adjustment is made after the Closing Date under the terms of Section 1.3(g), then the parties agree to make such payment, as is necessary to implement such adjustment, within 30 days after Buyer's acceptance of such adjustment.


                                  ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS OF SELLER

         The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                 8.1 Representations and Warranties True. All the representations and warranties of Buyer contained in this Agreement, and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty shall have been true and correct as of such specified date.

                 8.2 Covenants and Agreements Performed. Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                 8.3 HSR Act. All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

                 8.4 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                 8.5 Closing Deliveries. Seller shall have received from Buyer the deliveries specified in Section 3.3.

                                   ARTICLE IX

                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

                 9.1 Representations and Warranties True. All the representations and warranties of Seller contained in this Agreement, and in any agreement, instrument or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct on and as of the Closing Date, except as affected by transactions permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date; provided, however, that the condition in this Section 9.1 shall relate only to matters which, when considered individually or in the aggregate, constitute a material breach of such representations and warranties.

                 9.2 Covenants and Agreements Performed. Seller shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

                 9.3 HSR Act. All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

                 9.4 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                 9.5 Consents. All consents and approvals of all Persons necessary for the consummation of the transactions contemplated hereby under any lease, contract, agreement or other instrument or obligation of Seller (other than any Contract), or any Applicable Law shall have been received and delivered to Buyer, all notices to any Person required by any of the foregoing to be given in respect of such transactions shall have been duly given, and all necessary action shall have been taken to Transfer to Buyer the contracts and any other material agreements between Seller and third parties.

                 9.6 No Material Adverse Effect. Since the date of this Agreement, there shall not have been any material adverse change in the business, assets, results of operations, condition (financial or otherwise) or prospects of the Business or the ownership or operation of the Assets or any material portion thereof which has resulted or is reasonably likely to result in a Material Adverse Effect.

                 9.7 Financing. The proceeds of the financing necessary to consummate the transactions contemplated hereby shall have been received by Buyer.

                 9.8 Closing Deliveries. Buyer shall have received from Seller the deliveries specified in Section 3.2.

                                   ARTICLE X

                                  TERMINATION

                 10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

                 (a)  By mutual written consent of Seller and Buyer; or

                 (b) By either Seller or Buyer, if the Closing shall not have occurred on or before November 21, 1997 (subject to extension by Buyer under Section 10.2) (as so extended, the "Termination Date"), unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (b); or

                 (c) By either Seller or Buyer, if there shall be any statute, rule or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or action shall have become final and nonappealable.

                 10.2   Extensions.  Buyer may extend the date specified in
Section 10.1(b) by up to 120 days by delivering a certificate representing 25,000 shares of Common Stock to the Escrow Agent for each 30 day extension. Shares delivered to the Escrow Agent pursuant to this Section 10.2 shall become Deposit Shares and shall be treated as such in accordance with Article II.

Buyer shall give Seller written notice of its intention to extend the date in
Section 10.1(b) and deposit the additional Deposit Shares not less than two Business Days before the then applicable Termination Date.

                 10.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 10.1 by Seller or Buyer, written notice thereof shall be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section and in Sections 7.2, 7.7(c) and 7.13 shall survive the termination hereof. Nothing contained in this Section 10.3 shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement; provided, however, if Seller receives the Deposit Shares, the Deposit Shares shall be considered payment of damages to the extent of the value of the Deposit Shares.


                                   ARTICLE XI

          SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

                 11.1 Survival. The representations and warranties of the parties contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto shall survive the Closing, regardless of any investigation made by or on behalf of any party, until the one year anniversary of the Closing Date ("Survival Date"). From and after the Survival Date, no party hereto or any shareholder, director, officer, employee or Affiliate of such party shall be under any liability whatsoever pursuant to this Article XI with respect to any representation or warranty to which such Survival Date relates, unless before the Survival Date for such representation or warranty it shall have received from the party seeking indemnification written notice of the existence of the claim for or in respect of which indemnification in respect of such representation or warranty is sought. The provisions of this Section shall have no effect upon any other obligation of the parties hereto under this Agreement, whether to be performed before, at or after the Closing.

                 11.2 Indemnification by Seller. Subject to the terms and conditions of this Article XI, Seller shall indemnify, defend and hold harmless Buyer from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs and expenses (including reasonable attorneys' fees and expenses), of any nature whatsoever (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred by Buyer, directly or indirectly, by reason of or resulting from:

                 (a) Any inaccuracy in or breach of any representation or warranty of Seller contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto;

                 (b) Any breach by Seller of any of its covenants or agreements contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto, if such breach is not cured to Buyer's satisfaction within 10 Business Days of the notice specifying such breach;

                 (c) Any liability or obligation of Seller or any of its Affiliates (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Seller and whether due or to become due) other than the Assumed Liabilities;

                 (d) The ownership, management or use of the Assets prior to the Closing Date;

                 (e)    The operation of the Business prior to the Closing
Date;

                 (f) Any products distributed or sold by Seller in connection with the Business on or prior to the Closing Date;

                 (g) Any acts or omissions of Seller prior to the Closing Date or any events or occurrences involving the Assets, the operation of the Business or the employees or former employees of Seller or its Affiliates taking place prior to the Closing Date (collectively, the "Buyer Claims").

The indemnity obligations of Seller under this Section 11.2 shall not be affected by the disclosure of a matter on any Schedule to this Agreement or the fact that the Damages arose or were incurred without an inaccuracy in or breach of any representation or warranty of Seller contained in this Agreement. Notwithstanding the foregoing, no indemnification shall be required to be made by Seller pursuant to subsections (a) and (b) of this Section 11.2 with respect to any Buyer Claims unless and until the aggregate amount of Damages incurred by Seller with respect to all such Buyer Claims (whether asserted, resulting, imposed or incurred before, on or after the Closing Date) exceeds one percent of the Purchase Price, it being agreed and understood that, if such amount is exceeded, Seller shall be liable to the full extent of such Damages, including those not in excess of one percent of the Purchase Price. Notwithstanding the foregoing, Buyer shall be entitled to recover all Damages, without limitation, due to an inaccuracy or breach of the representation and warranty of Seller contained in the first sentence of Section 4.12.

                 11.3 Indemnification by Buyer. Subject to the terms and conditions of this Article XI, Buyer shall indemnify and hold harmless Seller from and against any and all Damages asserted against, resulting to, imposed upon or incurred by Seller, directly or indirectly, by reason of or resulting from:

                 (a) Any inaccuracy in or breach of any representation or warranty of Buyer contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto;

                 (b) Any breach by Buyer of any of its covenants or agreements contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto;

                 (c)    The Assumed Liabilities;

                 (d) The ownership, management or use by Buyer of the Assets from and after the Closing Date, except to the extent Buyer is indemnified by Seller with respect to such matters in Section 11.2;

                 (e)    The operation of the Business prior to the Closing
Date;

                 (f) Any products distributed or sold by Buyer from and after the Closing Date;

                 (g) Any acts or omissions of Buyer after the Closing Date or any events or occurrences involving the Assets, the operation of the Business or the employees of Buyer or its Affiliates taking place after the Closing Date, except to the extent Buyer is indemnified by Seller with respect to such matters pursuant to Section 11.2; and

                 (h) Subject to Seller's fulfillment of its obligations under Section 7.9(d), any Damages to Seller that arises under the WARN Act as a result of the termination of the Employees on the Closing Date (collectively, "Seller Claims").

         The indemnity obligations of Buyer under this Section 11.2 shall not be affected by the disclosure of a matter on any Schedule to this Agreement or the fact that the Damages arose or were incurred without an inaccuracy in or breach of any representation or warranty of Buyer contained in this Agreement. Notwithstanding the foregoing, no indemnification shall be required to be made by Buyer pursuant to subsections (a) and (b) of this Section 11.3 with respect to any Seller Claims unless and until the aggregate amount of Damages incurred by Buyer with respect to all such Seller Claims (whether asserted, resulting, imposed, or incurred before, on, or after the Closing Date) exceeds one percent of the Purchase Price, it being agreed and understood that, if such amount is exceeded, Buyer shall be liable to the full extent of such Damages, including those not in excess of one percent of the Purchase Price.

                 11.4 Procedure for Indemnification. Promptly after receipt by an indemnified party under Section 11.2 or 11.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests that renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).


                                  ARTICLE XII

                                 MISCELLANEOUS

                 12.1 Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by cable, telegram, telefax or telex, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                 If to Buyer or Parent:
                        8140 Walnut Hill Lane
                        Suite 1000
                        Dallas, Texas  75231
                        Attention: Mike Pate and Maryann Walsh
                        Fax: (214) 890-9099

                 with a copy to:

                        Thompson & Knight, P.C.
                        1700 Pacific Avenue, Suite 3300
                        Dallas, Texas 75201
                        Attention:  Michael Bengtson
                        Fax: (214) 969-1751

                        If to Seller:
                        250 International Parkway
                        Suite 300
                        Heathrow, Florida 32746
                        Attention:  President and Chief Financial Officer
                        Fax:    (407) 357-1410

                 with a copy to:

                        Triplett, Woolf & Garretson, LLC
                        Centre City Plaza
                        151 North Main, Suite 800
                        Wichita, Kansas 67202-1409
                        Attention:  Thomas P. Garretson
                        Fax:    (316) 265-6165

                 12.2 Entire Agreement. This Agreement, together with the Schedules, Exhibits, Annexes and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                 12.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that Buyer may assign to any wholly owned subsidiary or Affiliate of Buyer any of Buyer's rights, interests or obligations hereunder, upon notice to Seller, provided that no such assignment shall relieve Buyer of its obligations hereunder. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (including any Employee) other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                 12.4 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

                 12.5 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Kansas, without regard to the principles of conflicts of laws thereof.





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
                 12.6 Further Assurances. From time to time following the Closing, at the request of either party hereto and without further consideration, the other party hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

                 12.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

                 12.8 Gender. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

                 12.9 References. All references in this Agreement to Articles, Sections and other subdivisions refer to the Articles, Sections and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof ", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes" and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule refers to the item identified separately in writing by the parties hereto as the described Schedule to this Agreement. All Schedules are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

                 12.10 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

                 12.11 Disclosure. The disclosures in the Schedules to this Agreement, and those in any supplements thereto, shall relate only to the representations and warranties in the Section of this Agreement to which they expressly relate and to no other representation or warranty in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules in relation to a specifically identified representation or warranty), those in this Agreement shall control.

                 12.12 Survival. Except for any covenant or agreement that by its terms expressly terminates as of a specific date, the covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without contractual limitation.

                 12.13 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of Buyer and Seller.

                 12.14 Waiver. Each of Seller and Buyer may (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate or writing delivered pursuant hereto or
(ii) waive compliance by the other with any of the other's agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                 12.15 Remedies Not Exclusive. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                  IT NETWORK, INC


                                  By:    /s/ DAN D. MAITLAND
                                        --------------------------------------
                                        Dan D. Maitland
                                        Executive Vice President


                                  BRITE VOICE SYSTEMS, INC.


                                  By:    /s/ DONALD R. WALSH
                                        --------------------------------------
                                        Donald R. Walsh
                                        Executive Vice President





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